Exhibit 10.8

TERMINATION OF DISTRIBUTORSHIP AGREEMENT AND RELEASE

This Termination of Distributor Agreement and Release is made and entered into this first day of December, 2015 by and between SMSA Ballinger Acquisition Corp. (“Ballinger”) and Snotarator LLC, (“Snotarator”).

Recitals

On August 1, 2013 Ballinger and Snotarator entered in a Distributor Agreement (“Distributor Agreement”) granting to Ballinger rights to sell certain products of Snotarator in South America.

On May 15, 2015 Ballinger and Snotarator executed an Extension of Termination Date (“Extension Agreement”) which extended the termination date of the Distributor Agreement from May 15, 2015 to May 15, 2017.

The parties now desire to terminate the Distributor and Extension Agreements with no further obligations or liabilities to either party under such Agreements.

Therefore the parties agree as follows:

1.
In accordance with Section 6.02(c) of the Distributor Agreement Ballinger and Snotarator each agree to terminate the Distributor and Extension Agreements with no further rights, liabilities or obligations of each party to the other party under such Agreements.

2.
In consideration of the mutual promises and covenants herein, the receipt of which is hereby acknowledged by both parties, each party hereby releases, acquits and forever discharges the other party of and from all manner of action(s), cause(s) of action, suits, debts, sums of money, accounts, contracts, agreements, damages, judgments, claims and demands whatsoever, in law or in equity, which either party ever had, now has, or may have against the other party, by reason of any matter, cause or thing whatsoever, from the beginning of time to the date of this Agreement.

This Agreement is effective as of the date and year of this Agreement as indicated in the preamble paragraph above.

The parties have caused this Agreement to be executed by their respective duly authorized officers as of the date and year indicated above.

Snotarator, LLC

By      /s/ Orsolya Peresztegi
   Orsolya Peresztegi
Title:  President and Manager

SMSA Ballinger Acquisition Corp.

By      /s/ Orsolya Peresztegi
Orsolya Peresztegi
Title:  President